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                                                             EXHIBIT NO. 99.9(e)

                      AGREEMENT AND PLAN OF REORGANIZATION



THIS AGREEMENT AND PLAN OF REORGANIZATION made this 1st day of January, 1985 by and between Massachusetts Financial Development Fund, Inc. (the "Fund"), a Massachusetts corporation, and Massachusetts Financial Development Fund, a Massachusetts business trust (the "Trust").

1. Plan of Reorganization and Liquidation. (a) The Fund shall assign, sell, convey, transfer and deliver to the Trust at the closing provided for in Section 2 (hereinafter called the "Closing") all of its then existing assets of every kind and nature. In consideration therefor, the Trust shall at the Closing (i) assume all of the Fund's obligations and liabilities then existing, whether absolute, accrued, contingent or otherwise, including without limitation all liabilities of the Fund to shareholders who elect to dissent from the transaction and effect their appraisal rights under Massachusetts law and all fees are expenses in connection with the transactions contemplated hereby and
(ii) deliver to the Fund a number of full and fractional shares of beneficial interest of the Trust (the "Trust Shares") equal to the number of full and fractional shares of the Fund then outstanding.

(b) Upon consummation of the transaction described in paragraph (a) of this
Section 1, the Fund shall distribute in complete liquidation pro rata to its shareholders of record as of the Closing Date (other than those shareholder who have objected to the reorganization to as to be eligible to perfect statutory appraisal rights) the Trust Shares received by the Fund. Such distribution shall be accomplished by the establishment of an open account on the share records of the Trust in the name of each shareholder of the Fund representing a number of Trust Shares equal to the number of shares of the Fund owned of record by the shareholder at the Closing Date, provided that a shareholder who has objected to the reorganization so as to be eligible to perfect statutory appraisal rights shall have no rights with respect to Trust Shares until such time as he has waived or otherwise relinquished such statutory appraisal rights. Certificates for shares of the Fund issued prior to the reorganization shall represent outstanding shares of the Trust following the reorganization. Certificates representing Trust Shares will be issued only if the shareholder so requests.

(c) As promptly as practicable after the liquidation of the Fund as foresaid, the Fund shall be dissolved pursuant to the provisions of the Massachusetts Business Corporation Law and its legal existence terminated.

2. Closing and Closing Date. The Closing shall occur at 10 A.M. on January 29, 1985 or at such later time and date as the parties may mutually agree (the "Closing Date").

3. Conditions Precedent. The obligations of the Fund and the Trust to effect the transaction contemplated hereunder shall be subject to the satisfaction of each of the following conditions:

(a) All mailings shall have been made with, and all authority and orders shall have been received from, the Securities and Exchange Commission (the "SEC") and state securities commissions as may be necessary in the opinion of Gaston & Snow & Ely Bartlett to permit the parties to carry out the transactions contemplated by this Agreement;

(b) Each party shall have received an opinion of Gaston Snow & Ely Bartlett to the effect that for federal income tax purposes: (i) no gain or loss will be recognized by the Fund upon the transfer of its assets and liabilities to the Trust; (ii) the tax basis of the assets of the Fund in the hands of the Trust will be the same as the tax basis of such assets in the hands of the Fund immediately prior to the transfer; (iii) the holding period of the assets of the Fund transferred to the Trust will include the period during which such assets were held by the Fund; (iv) no gain or loss will be recognized by the Trust upon the receipt of the assets of the Fund in exchange for shares of the Trust and the assumption by the Trust of the liabilities and obligations of the Fund; (v) no gain or loss will be recognized by the shareholders of the Fund upon the receipt of shares of the Trust in exchange for their shares in the Fund; (vi) the basis of the shares of the Trust received by the shareholders of the Fund will be the same as the basis of the shares of the Fund exchanged therefor; and
(vii) the holding period of shares of the Trust received by the shareholders of the Fund will include the holding period of the shares of the Fund exchanged therefor, provided that at the time of the exchange the shares of the Fund were held as capital assets; and as to such other matters as it may reasonably request;

(c) This Agreement and Plan of Reorganization and the reorganization contemplated hereby shall have been adopted and approved by the affirmative vote of the holders of at least two-thirds of the outstanding shares of Common Stock of the Fund entitled to vote thereon;

(d) The Trust shall have entered into an Investment Advisory Agreement and a Distribution Agreement with Massachusetts Financial Services Company, a Shareholder Servicing Agent Agreement with Bradford Trust Company of Boston and a Custodian Contract with State Street Bank and Trust Company, such contracts to be in each case substantially identical in form and substance to those respective contracts in effect at the Closing Date between the Fund and said other parties, and such contracts shall have been approved by the Trustees of the Trust and, to the extent required by law, by the Trustees of the Trust who are not "interested persons" of the Trust as defined in the Investment Company Act of 1940 and by the shareholders of the Trust (it being understood that the Fund as sole shareholder of the Trust prior to the consummation of the reorganization hereby agrees and is authorized to vote for such approval); and

(e) The Trustees of the Trust who are not "interested persons" of the Trust as defined in the Investment Company Act of 1940 shall have selected as auditors for the Trust such auditors as shall have been selected and ratified for the Fund, and such selection shall have been ratified by the shareholders of the Trust (it being understood that the Fund as sole shareholder of the Trust prior to the consummation of the reorganization hereby agrees and is authorized to vote for such ratification).

At any time prior to the Closing, any of the foregoing conditions may be waived by the Board of Directors of the Fund and the Trustees of the Trust if, in their judgment, such waiver will not have a material adverse effect on the interests of the shareholders of the Fund.

4. Amendment. This Agreement may be amended at any time by action of the Board of Directors of the Fund and the Trustees of the Trust, notwithstanding approval thereof by the shareholders of the Fund, provided that no amendment shall have a material adverse effect on the interests of the shareholders of the Fund.

5. Termination. The Board of Directors of the Fund and the Trustees of the Trust may terminate this Agreement and abandon the reorganization contemplated hereby, notwithstanding approval thereof by the shareholders of the Fund, at any time prior to the Closing, if circumstances should develop that, in their judgment, make proceeding with the Agreement inadvisable.

6. Limitation of Liability of the Trustees and Shareholders. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of the The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of the instrument are not binding upon any of the Trustees or shareholders individually but binding only upon the assets and property of the Trust.

IN WITNESS WHEREOF, the parties have hereunto caused this Agreement to be executed and delivered by their duly authorized officers as of the day and year first written above.

                                           MASSACHUSETTS FINANCIAL
                                             DEVELOPMENT FUND, INC.



                                           By: /s/ ILLEGIBLE
                                               ---------------------------------
                                                   (Illegible)



                                           MASSACHUSETTS FINANCIAL
                                             DEVELOPMENT FUND



                                           By: /s/ RICHARD B. BAILEY
                                               ---------------------------------
                                                   Richard B. Bailey